Exhibit 99.1

Spire Global Announces Strong Second Quarter 2023 Results; Expects Positive Cash Flow from Operations by Year End

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Record quarterly revenue of $26.5M; 37% year-over-year (YOY) increase
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Increased GAAP gross margins to 64%; 13 pt YOY improvement, and non-GAAP gross margins to 68%; 11 pt YOY improvement
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Narrowed GAAP operating loss to ($11.0M); 33% YOY improvement, and lowered Non-GAAP operating loss1 to ($6.1M); 39% YOY improvement
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Improved net loss to ($16.3M); 57% YOY improvement, and lowered adjusted EBITDA1 loss to ($3.0M); 58% YOY improvement
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Improving full year guidance for non-GAAP operating loss, non-GAAP loss per share, adjusted EBITDA and midpoint for ARR solution customers

VIENNA, VA, August 9, 2023 – Spire Global, Inc. (NYSE: SPIR) (“Spire” or “the Company”), a leading provider of space-based data, analytics and space services, today announced results for its quarter ended June 30, 2023. The Company will hold a webcast at 5:00 pm ET today to discuss the results.

“After a record first quarter, with the strongest revenue and lowest operating loss since becoming public, Spire delivered even stronger second quarter results,” said Peter Platzer, Spire CEO. “With over 800 ARR solution customers, Spire is demonstrating the value of space-based, radio frequency data. Organizations around the world are riding this transformational wave of leveraging space to create a safer, more prosperous, and sustainable future on Earth.”

“Having exceeded our expectations for revenue, ARR solution customers, non-GAAP operating loss, non-GAAP loss per share and adjusted EBITDA two quarters in a row, we are improving our margin expectations for the full fiscal year. These results demonstrate, once again, the tremendous operating leverage in our business model,” said Thomas Krywe, Spire CFO. “These strong results from the first half of 2023 and our continuing drive towards profitability allow us to project a number of notable milestones, including: positive cash from operations in the fourth quarter, positive non-GAAP operating margins in the second quarter of 2024, positive adjusted EBITDA in the first or second quarter of 2024, and positive free cash flow in the second or third quarter of 2024.”

Second Quarter 2023 Highlights

Financial:

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Second quarter 2023 revenue increased 37% year-over-year to a record $26.5 million, which exceeded the midpoint of our expectations by $2.0 million. Revenue growth was driven by new customer additions as well as increased adoption by existing customers.

1 Non-GAAP Financial Measure, please see section titled Non-GAAP Financial Measures for the definition of such measures and the reconciliation tables at the end of this release for reconciliation to the most directly comparable GAAP measure.

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Spire added $8.0 million of annual recurring revenue (ARR) during the quarter and had ARR of $112.8 million as of June 30, 2023, an increase of 32% from our ARR as of June 30, 2022.
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Spire ended the quarter with 813 ARR solution customers under contract, a net increase of 32 customers from March 31, 2023, which exceeded our expectations. ARR net retention rate for second quarter 2023 was 112%, up from 108% in each of the first quarter 2023 and the second quarter 2022. We believe both of these positive results are confirmation of the continued success of our land and expand strategy.
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Second quarter 2023 GAAP gross margin increased 13 percentage points year-over-year and 7 percentage points quarter-over-quarter to 64%. We believe the gross margin improvement demonstrates our success in leveraging headcount and infrastructure costs across our four solutions.
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Second quarter 2023 GAAP operating loss was $11.0 million, an improvement of $5.4 million year-over-year. Non-GAAP operating loss1 was $6.1 million, a $4.0 million improvement year-over-year and $3.2 million better than the midpoint of our expectations, reflecting strong execution on our path to profitability.
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Second quarter 2023 net loss was $16.3 million, a 57% year-over-year improvement from net loss of $38.3 million. Adjusted EBITDA loss was $3.0 million, or negative 11% of revenue, for second quarter 2023, a sequential quarter-over-quarter improvement of $3.7 million that exceeded the midpoint of our expectations by $2.9 million.

Business:

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Spire recently announced a €16 million, three-year contract to design and demonstrate a satellite-based aviation surveillance system for ESA’s EURIALO program. Currently, most tracking systems rely on self-reported positions of aircraft, which are derived from the Global Navigation Satellite System (GNSS). Because these systems rely on GNSS, they are vulnerable to signal interference, spoofing or blockage that can impact the accuracy of a plane’s reported location. By independently verifying the location of a plane through geolocation technology, the most advanced and reliable system for aircraft tracking and surveillance, it is possible to track a plane in real time from takeoff to landing anywhere in the world. Following the initial design and demonstrator phases, there is a potential opportunity for Spire to be selected to build the full constellation, which could include a large number of satellites.
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During the quarter, Spire signed an agreement with OroraTech to build, launch and operate an eight-satellite constellation dedicated to global temperature monitoring. OroraTech has previously commissioned a precursor sensor in orbit on a satellite designed, built and operated by Spire for 18 months. Initially intended as a technology demonstration, it exceeded expectations and is now serving as an active fire monitoring instrument for customers across the globe. Once operational, the eight-satellite constellation will represent the first and largest constellation of satellites dedicated to tracking and monitoring wildfires.

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Spire recently received a renewed and increased contract from NASA as part of its Commercial Smallsat Data Acquisition program. The contract was increased to $6.5 million for one year of Earth observation data including: GNSS Radio Occultation, which can be assimilated into weather models; GNSS-Reflectometry, which can measure sea ice, soil moisture, and ocean surface wind speed; and space weather measurements.
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Spire recently announced that Navidium will integrate Spire’s data into its Voyage Optimization & Environmental Compliance products to help users track vessel position along a route, reoptimize routes based on various conditions and automatically record environmental compliance data. Navidium is also leveraging Spire’s historical and real-time AIS data to train machine learning algorithms to help optimize vessels for safety, emissions and performance.

Financial Outlook

Spire expects to execute a reverse stock split within the next 30 days, which is designed to regain compliance with our NYSE listing requirements.

Spire is providing the following guidance for the third quarter 2023, and is improving certain elements of its guidance for the full year ending December 31, 2023:

The non-U.S. generally accepted accounting principles (“GAAP”) operating loss, adjusted EBITDA and non-GAAP loss per share included in the table above are non-GAAP measures. Please see the section titled “Non-GAAP Financial Measures” for the definition of such measures. Spire has provided a reconciliation of GAAP to non-GAAP financial measures in the financial statement tables included in this press release for its second quarter 2022 and 2023 results, as well as its outlook for such measures for the third quarter and full year 2023.

Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with GAAP, this press release and the accompanying tables contain, and the conference call will contain, non-GAAP financial measures, including free cash flow, non-GAAP gross profit, non-GAAP gross margins, non-GAAP research and development, non-GAAP sales and marketing, non-GAAP general and administrative expenses, non-GAAP operating loss, EBITDA, Adjusted EBITDA, non-GAAP net loss, and non-GAAP net loss per share. Spire’s management uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to the corresponding GAAP financial measures, in evaluating its ongoing operational performance and trends and in comparing its financial measures with other companies in the same industry, many of which present similar non-GAAP financial measures to help investors understand the operational performance of their businesses. However, it is important to note that the particular items Spire excludes from, or includes in, its non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies in the same industry. In addition, other companies may utilize metrics that are not similar to Spire’s. The non-GAAP financial information is presented for supplemental informational purposes only and is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. There are material limitations associated with the use of non-GAAP financial measures since they exclude significant expenses and income that are required by GAAP to be recorded in Spire’s financial statements. Investors should note that the excluded items may have had, and may in the future have, a material impact on our reported financial results. Please see the reconciliation tables at the end of this release for the reconciliation of GAAP and non-GAAP results. Management encourages investors and others to review Spire’s financial information in its entirety and not rely on a single financial measure.

Spire adjusts the following items from one or more of its non-GAAP financial measures:

Loss on satellite deorbit, launch failure and decommissioning. Spire excludes loss on satellite deorbit, launch failure and decommissioning because if there was no loss, the expense would be accounted for as depreciation and would also be excluded as part of its EBITDA calculation.

Change in fair value of warrant liabilities and contingent earnout liability. Spire excludes these items as they do not reflect the underlying cash flows or operational results of the business.

Other income (expense), net. Spire excludes other income (expense), net because it includes one-time and other items that do not reflect the underlying operational results of the business.

Stock-based compensation. Spire excludes stock-based compensation expenses primarily because they are non-cash expenses that it excludes from its internal management reporting processes. Spire also finds it useful to exclude these expenses when management assesses the appropriate level of various operating expenses and resource allocations when budgeting, planning, and forecasting future periods. Moreover, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use under FASB ASC Topic 718, Stock Compensation, Spire believes excluding stock-based compensation expenses allows investors to make meaningful comparisons between its recurring core business operating results and those of other companies.

Amortization of purchased intangibles. Spire incurs amortization expense for purchased intangible assets in connection with acquisitions of certain businesses and technologies. Amortization of intangible assets is a non-cash expense and is inconsistent in amount and frequency because it is significantly affected by the timing, size of acquisitions and the inherent subjective nature of purchase price allocations. Because these costs have already been incurred and cannot be recovered, and are non-cash expenses, Spire excludes these expenses for its internal management reporting processes. Spire's management also finds it useful to exclude these charges when assessing the appropriate level of various operating expenses and resource allocations when budgeting, planning and forecasting future periods. It is important to note that while this amortization expense is excluded for purposes of non-GAAP presentation, the revenue of the acquired businesses is reflected in the non-GAAP measures and that the assets contribute to revenue generation.

Other acquisition accounting amortization. Spire incurs amortization expense for purchased data rights in connection with the acquisition of exactEarth and certain technologies. Amortization of this asset is a non-cash expense that can be significantly affected by the inherent subjective nature of the assigned value and useful life. Because this cost has already been incurred and cannot be recovered, and is a non-cash expense, Spire excludes this expense for its internal management reporting processes. Spire's management also finds it useful to exclude this charge when assessing the appropriate level of various operating expenses and resource allocations when budgeting, planning and forecasting future periods. It is important to note that while this expense is excluded for purposes of non-GAAP presentation, the revenue of the acquired companies is reflected in the non-GAAP measures and that the assets contribute to revenue generation.

Mergers and acquisition related expenses. Spire excludes these expenses as they are transaction costs and expenses associated with the transaction that are generally one time in nature and not reflective of the underlying operational results of Spire’s business. Examples of these types of expenses include legal, accounting, regulatory, other consulting services, severance, and other employee costs.

Loss on extinguishment of debt. Spire excludes this as it does not reflect the underlying cash flows or operational results of the business.

Foreign exchange gain/loss. Spire is exposed to foreign currency gains or losses on outstanding foreign currency denominated receivables and payables related to certain customer sales agreements, product costs and other operating expenses. As Spire does not actively hedge these currency exposures, changes in the underlying currency rates relative to the U.S. dollar may result in realized and unrealized foreign currency gains and losses between the time these receivables and payables arise and the time that they are settled in cash. Since such realized and unrealized foreign currency gains and losses are the result of macro-economic factors and can vary significantly from one period to the next, Spire believes that exclusion of such realized and unrealized gains and losses is useful to management and investors in evaluating the performance of its ongoing operations on a period-to-period basis.

Other unusual and infrequent costs. Spire excludes these as they are unusual items that do not reflect the ongoing operational results of its business. Examples of these types of expenses include accounting, legal and other professional fees associated with the preparation and filing of Spire’s September 2022 Form S-3 shelf registration statement and “at-the-market” offering prospectus supplement, and the December 2022 warrant exchange.

Our additional non-GAAP measures include:

Free Cash Flow. Spire defines free cash flow as net cash used in operating activities reduced by purchases of property and equipment.

EBITDA. Spire defines EBITDA as net income (loss), plus depreciation and amortization expense, plus interest expense, and plus the provision for (or minus benefit from) income taxes.

Adjusted EBITDA. Spire defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, further adjusted for loss on satellite deorbit, launch failure and decommissioning, change in fair value of warrant liabilities, change in fair value of contingent earnout liability, other (expense) income, net, stock-based compensation, loss on extinguishment of debt, foreign exchange gain/loss, other acquisition accounting amortization, mergers and acquisition related expenses, and other unusual costs. Spire believes Adjusted EBITDA can be useful in providing an understanding of the underlying results of operations and trends and an enhanced overall understanding of its financial performance and prospects for the future. While Adjusted EBITDA is not a recognized measure under GAAP, management uses this financial measure to evaluate and forecast business performance. Adjusted EBITDA is not intended to be a measure of liquidity or cash flows from operations or a measure comparable to net income as it does not take into account certain requirements, such as capital expenditures and related depreciation, principal and interest payments, and tax payments. Adjusted EBITDA is not a presentation made in accordance with GAAP, and Spire’s use of the term Adjusted EBITDA may vary from the use of similarly titled measures by others in its industry due to the potential inconsistencies in the method of calculation and differences due to items subject to interpretation.

Other Definitions

Annual Recurring Revenue (ARR). Spire defines ARR as expected annualized revenue from customers that are under contracts at the end of the reporting period with a binding and renewable agreement for subscription solutions or customers that are under a binding multi-year contract that can range from components of Space Services solutions to a project-based customer solution. Customers with project-based contracts are considered recurring when there is a multi-year binding agreement that has a renewable component in the contract. Customers are also considered recurring when they have multiple contracts over multiple years. Customer contracts for data trials and one-time transactions are excluded from the calculation of ARR.

ARR Customers. Spire defines an ARR Customer as an entity that has a contract with Spire or through its reseller partners contracts, that is either a binding and renewable agreement for subscription solutions, or a binding multi-year contract as of the measurement date independent of the number of solutions the entity has under contract. A single organization with separate subsidiaries, segments, or divisions may represent multiple customers, as Spire treats each entity that is invoiced separately as an individual customer. In cases where customers subscribe to Spire’s platform through its reseller partners, each end customer that meets the above definition is counted separately as an ARR Customer. All entities that have contracts for data trials and one-time transactions are excluded from the calculation of ARR Customers.

ARR Solution Customers. Spire defines an ARR Solution Customer similarly to an ARR Customer, but Spire counts every solution the customer has separately. As a result, the count of ARR Solution Customers exceeds the count of ARR Customers at each period end, as some customers contract with Spire for multiple solutions. Spire’s multiple solution customers are those that are under contract for at least two solutions: Maritime, Aviation, Weather, and Space Services. All entities that have contracts for data trials and one-time transactions are excluded from the calculation of ARR Solution Customers.

Conference Call

Spire will webcast a conference call to discuss the results at 5:00 p.m. Eastern Time today. The webcast will be available on Spire’s Investor Relations website at ir.spire.com. A replay of the call will be available on the site for three months.

Safe Harbor Statement

The forward-looking statements included in this press release and in the related conference call, including for example, the quotations of management, the statements under the heading “Financial Outlook” above, the information provided in the “GAAP to Non-GAAP Reconciliations – Q3 2023 and Full Year 2023 Financial Outlook” section of the tables below, statements regarding continued growth, statements regarding Spire’s expected timing to generate positive cash from operations, non-GAAP operating margins, adjusted EBITDA and free cash flow, statements regarding increasing its ARR, statements regarding profitability, statements regarding an expected reverse stock split and its potential effects, and statements regarding the benefits of its solutions to its customers and generally, reflect management’s best judgment based on factors currently known and involve risks and uncertainties. These risks and uncertainties include, but are not limited to, potential disruption of customer purchase decisions resulting from global economic conditions including from an economic downturn or recession in the United States or in other countries around the world, relative growth of its ARR and revenue, the failure of the Spire and exactEarth businesses (including personnel) to be integrated successfully, the risk that revenue and adjusted EBITDA accretion or the expansion of Spire’s customer count, ARR, product offerings and solutions will not be realized or realized to the extent anticipated, the ability to maintain the listing of Spire’s securities on the New York Stock Exchange, the ability to address the market opportunity for Space-as-a-Service, the ability to implement business plans, forecasts, and other expectations, and identify and realize additional opportunities, the risk of downturns, new entrants and a changing regulatory landscape in the highly competitive space data analytics industries, developments in and the duration of the COVID-19 pandemic and the resulting impact on Spire’s business and operations, and the business of its customers and partners, Spire’s potential inability to manage effectively any growth it experiences, Spire’s ability or inability to develop new products and services, and other risks detailed in reports Spire has filed with the Securities and Exchange Commission, including Spire’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Significant variation from the assumptions underlying Spire’s forward-looking statements could cause its actual results to vary, and the impact could be significant. All forward-looking statements in this press release are based on information available to Spire as of the date hereof. Spire undertakes no obligation, and does not intend, to update the information contained in this press release or the accompanying conference call, except as required by law.

About Spire Global, Inc.

Spire (NYSE: SPIR) is a global provider of space-based data, analytics and space services, offering unique datasets and powerful insights about Earth so that organizations can make decisions with confidence in a rapidly changing world. Spire builds, owns, and operates a fully deployed satellite constellation that observes the Earth in real time using radio frequency technology. The data acquired by Spire’s satellites provides global weather intelligence, ship and plane movements, and spoofing and jamming detection to better predict how their patterns impact economies, global security, business operations and the environment. Spire also offers Space as a Service solutions that empower customers to leverage its established infrastructure to put their business in space. Spire has eight offices across the U.S., Canada, UK, Luxembourg and Singapore. To learn more, visit www.spire.com.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except share and per share amounts)	Three Months Ended June 30, 2023	Three Months Ended June 30, 2022	Six Months Ended June 30, 2023	Six Months Ended June 30, 2022
Revenue	$ 26,493	$ 19,395	$ 50,661	$ 37,465
Cost of revenue	9,633	9,573	19,993	19,419
Gross profit	16,860	9,822	30,668	18,046
Operating expenses:				
Research and development	9,752	8,225	19,415	16,882
Sales and marketing	6,729	6,728	13,579	13,633
General and administrative	10,899	11,274	22,669	23,958
Loss on decommissioned satellites	472	—	472	—
Total operating expenses	27,852	26,227	56,135	54,473
Loss from operations	(10,992)	(16,405)	(25,467)	(36,427)
Other income (expense):				
Interest income	636	106	1,201	120
Interest expense	(4,709)	(2,785)	(9,287)	(5,828)
Change in fair value of contingent earnout liability	128	2,370	204	9,253
Change in fair value of warrant liabilities	357	3,897	1,103	9,732
Foreign exchange	(435)	(2,605)	589	(3,540)
Loss on extinguishment of debt	—	(22,510)	—	(22,510)
Other expense, net	(1,038)	(271)	(1,800)	(505)
Total other expense, net	(5,061)	(21,798)	(7,990)	(13,278)
Loss before income taxes	(16,053)	(38,203)	(33,457)	(49,705)
Income tax provision	213	62	482	352
Net loss	$ (16,266)	$ (38,265)	$ (33,939)	$ (50,057)
Basic and diluted net loss per share	$ (0.11)	$ (0.27)	$ (0.23)	$ (0.36)
Weighted-average shares used in computing basic and diluted net loss per share	147,751,593	139,687,475	146,271,668	139,482,147

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(Unaudited)

CONSOLIDATED BALANCE SHEETS

(Unaudited)

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)	Six Months Ended June 30, 2023	2022
Cash flows from operating activities		
Net loss	$ (33,939)	$ (50,057)
Adjustments to reconcile net loss to net cash used in operating activities:		
Depreciation and amortization	7,883	9,341
Stock-based compensation	5,986	5,198
Amortization of operating lease right-of-use assets	1,128	1,139
Amortization of debt issuance costs	1,086	2,673
Change in fair value of warrant liability	(1,103)	(9,732)
Change in fair value of contingent earnout liability	(204)	(9,253)
Loss on decommissioned satellites	472	—
Loss on extinguishment of debt	—	22,271
Other, net	(281)	(16)
Changes in operating assets and liabilities:		
Accounts receivable, net	(6,441)	(6,708)
Contract assets	(1,506)	(2,390)
Other current assets	263	3,235
Other long-term assets	774	752
Accounts payable	(2,465)	(2,788)
Accrued wages and benefits	413	(1,702)
Contract liabilities	5,467	4,378
Other accrued expenses	766	1,828
Operating lease liabilities	(890)	(617)
Other long-term liabilities	—	(46)
Net cash used in operating activities	(22,591)	(32,494)
Cash flows from investing activities		
Purchases of short-term investments	(25,845)	(20,618)
Maturities of short-term investments	28,400	—
Purchase of property and equipment	(12,677)	(12,485)
Net cash used in investing activities	(10,122)	(33,103)
Cash flows from financing activities		
Proceeds from long-term debt	19,886	100,360
Proceeds from issuance of common stock under the Equity Distribution Agreement, net	7,866	—
Payments on long-term debt	—	(71,512)
Payments of debt issuance costs	—	(4,342)
Proceeds from exercise of stock options	—	796
Proceeds from employee stock purchase plan	422	332
Net cash provided by financing activities	28,174	25,634
Effect of foreign currency translation on cash, cash equivalents and restricted cash	597	3,213
Net decrease in cash, cash equivalents and restricted cash	(3,942)	(36,750)
Cash, cash equivalents and restricted cash		
Beginning balance	47,569	109,645
Ending balance	$ 43,627	$ 72,895

GAAP to Non-GAAP Reconciliations

(Unaudited)

(In thousands, except for share and per share amounts)	Three Months End June 30, 2023	2022	Six Months End June 30, 2023	2022
Gross profit (GAAP)	$ 16,860	$ 9,822	$ 30,668	$ 18,046
Adjustments:				
Exclude stock-based compensation	48	43	125	120
Exclude amortization of purchased intangibles	874	895	1,733	1,814
Exclude other acquisition accounting amortization	170	174	336	357
Exclude merger and acquisition related expenses	-	50	-	127
Gross profit (Non-GAAP)	$ 17,952	$ 10,984	$ 32,862	$ 20,464
Research and development (GAAP)	9,752	8,225	19,415	16,882
Adjustments:				
Exclude stock-based compensation	(902)	(814)	(1,553)	(1,525)
Exclude merger and acquisition related expenses	-	(109)	-	(277)
Research and development (Non-GAAP)	8,850	7,302	17,862	15,080
Sales and marketing (GAAP)	6,729	6,728	13,579	13,633
Adjustments:				
Exclude stock-based compensation	(619)	(735)	(1,056)	(1,351)
Exclude amortization of purchased intangibles	-	(793)	-	(1,608)
Exclude merger and acquisition related expenses	-	(109)	-	(277)
Sales and marketing (Non-GAAP)	6,110	5,091	12,523	10,397
General and administrative (GAAP)	10,899	11,274	22,669	23,958
Adjustments:				
Exclude stock-based compensation	(1,771)	(1,317)	(3,252)	(2,202)
Exclude merger and acquisition related expenses	-	(1,245)	(1,015)	(3,846)
General and administrative (Non-GAAP)	9,128	8,712	18,402	17,910
Loss on decommissioned satellites (GAAP)	472	-	472	-
Adjustments:				
Exclude loss on decommissioned satellites	(472)	-	(472)	-
General and administrative (Non-GAAP)	-	-	-	-
Loss from operations (GAAP)	$ (10,992)	$ (16,405)	$ (25,467)	$ (36,427)
Adjustments:				
Exclude stock-based compensation	3,340	2,909	5,986	5,198
Exclude merger and acquisition related expenses	-	1,513	1,015	4,527
Exclude amortization of purchased intangibles	874	1,688	1,733	3,422
Exclude other acquisition accounting amortization	170	174	336	357
Exclude loss on decommissioned satellites	472	-	472	-
Loss from operations (Non-GAAP)	$ (6,136)	$ (10,121)	$ (15,925)	$ (22,923)
Gross Margin (GAAP)	64%	51%	61%	48%
Adjustments:				
Exclude stock-based compensation and merger and acquisition related expenses	0%	0%	0%	1%
Exclude amortization of purchased intangibles	3%	5%	3%	5%
Exclude other acquisition accounting amortization	1%	1%	1%	1%
Gross Margin (Non-GAAP)	68%	57%	65%	55%
Operating Margin (GAAP)	-41%	-85%	-50%	-97%
Adjustments:				
Exclude stock-based compensation	12%	15%	12%	14%
Exclude merger and acquisition related expenses	0%	8%	2%	12%
Exclude amortization of purchased intangibles	3%	9%	3%	9%
Exclude other acquisition accounting amortization	1%	1%	1%	1%
Exclude loss on decommissioned satellites	2%	0%	1%	0%
Operating Margin (Non-GAAP)	-23%	-52%	-31%	-61%

(In thousands, except for share and per share amounts)	Three Months End June 30, 2023	Three Months End June 30, 2022	Six Months End June 30, 2023	Six Months End June 30, 2022
Net loss (GAAP)	$ (16,266)	$ (38,265)	$ (33,939)	$ (50,057)
Adjustments:				
Exclude stock-based compensation	3,340	2,909	5,986	5,198
Exclude merger and acquisition related expenses	-	1,513	1,015	4,527
Exclude amortization of purchased intangibles	874	1,688	1,733	3,422
Exclude other acquisition accounting amortization	170	174	336	357
Exclude change in fair value of contingent earnout liability	(128)	(2,370)	(204)	(9,253)
Exclude change in fair value of warrant liabilities	(357)	(3,897)	(1,103)	(9,732)
Exclude foreign exchange	435	2,605	(589)	3,540
Exclude loss on extinguishment of debt	-	22,510	-	22,510
Exclude other expense, net	1,038	271	1,800	505
Exclude loss on decommissioned satellites	472	-	472	-
Net loss (Non-GAAP)	$ (10,422)	$ (12,862)	$ (24,493)	$ (28,983)
Net loss per share (GAAP)	$ (0.11)	$ (0.27)	$ (0.23)	$ (0.36)
Adjustments:				
Exclude stock-based compensation	0.02	0.02	0.04	0.04
Exclude merger and acquisition related expenses, purchased intangibles and other acquistion accounting	0.01	0.02	0.02	0.06
Exclude change in fair value of warrant liabilities and change in value of contingent earnout liability	-	(0.04)	(0.01)	(0.14)
Exclude foreign exchange	-	0.02	-	0.03
Exclude loss on extinguishment of debt	-	0.16	-	0.16
Exclude other expense, net	0.01	-	0.01	-
Exclude loss on decommissioned satellites	-	-	-	-
Net loss per share (Non-GAAP)	$ (0.07)	$ (0.09)	(0.17)	$ (0.21)
Weighted-average shares used in computing basic net loss per share	147,751,593	139,687,475	146,271,668	139,482,147
Weighted-average shares used in computing diluted net income per share	147,751,593	139,687,475	146,271,668	139,482,147
Net loss (GAAP)	$ (16,266)	$ (38,265)	$ (33,939)	$ (50,057)
Depreciation and amortization	3,967	4,507	7,883	9,341
Net Interest	4,073	2,679	8,086	5,708
Taxes	213	62	482	352
EBITDA	(8,013)	(31,017)	(17,488)	(34,656)
Change in fair value of contingent earnout liability	(128)	(2,370)	(204)	(9,253)
Change in fair value of warrant liabilities	(357)	(3,897)	(1,103)	(9,732)
Foreign exchange	435	2,605	(589)	3,540
Loss on extinguishment of debt	-	22,510	-	22,510
Stock-based compensation	3,340	2,909	5,986	5,198
Mergers and acquisition related expenses	-	1,513	1,015	4,527
Other acquisition accounting amortization	170	174	336	357
Loss on decommissioned satellites	472	-	472	-
Other expense, net	1,038	271	1,800	505
Adjusted EBITDA	$ (3,043)	$ (7,302)	$ (9,775)	$ (17,004)
Net cash used in operating activities	(11,301)	(17,502)	(22,591)	(32,494)
Purchase of property and equipment	(8,028)	(8,242)	(12,677)	(12,485)
Free Cash Flow	$ (19,329)	$ (25,744)	$ (35,268)	$ (44,979)

GAAP to Non-GAAP Reconciliations – Q3 2023 and Full Year 2023 Financial Outlook

(Unaudited)

(In thousands, except for share and per share amounts)	FY 2023 Ranges			
		Low		High
Revenue		104,000		109,000
		Low		**High**
Loss from operations (GAAP)	$	(50,466)	$	(45,466)
Adjustments:				
Exclude stock-based compensation		12,818		12,818
Exclude merger and acquisition related expenses		1,015		1,015
Exclude amortization of purchased intangibles		3,479		3,479
Exclude other acquisition accounting amortization		682		682
Exclude loss on decommissioned satellites		472		472
Loss from operations (Non-GAAP)	$	(32,000)	$	(27,000)
		Low		**High**
Net loss per share (GAAP)	$	(0.44)	$	(0.41)
Adjustments:				
Exclude stock-based compensation	$	0.08	$	0.08
Exclude merger and acquisition related expenses	$	0.01	$	0.01
Exclude purch intangibles and other acq acctg amortization	$	0.03	$	0.03
Exclude change in fair value of warrant liabilities	$	(0.01)	$	(0.01)
Exclude other expense, net	$	0.01	$	0.01
Net loss per share (Non-GAAP)	$	(0.32)	$	(0.29)
Weighted-average shares used in computing basic and diluted net loss per share		157,470,180		157,470,180
		Low		**High**
Net loss (GAAP)	$	(69,245)	$	(64,245)
Depreciation and amortization		17,332		17,332
Net Interest		17,654		17,654
Taxes		968		968
EBITDA	$	(33,291)	$	(28,291)
Change in fair value of contingent earnout liability	$	(204)	$	(204)
Change in fair value of warrant liabilities		(1,103)		(1,103)
Foreign exchange		(589)		(589)
Other expense, net		2,200		2,200
Stock-based compensation		12,818		12,818
Mergers and acquisition related expenses		1,015		1,015
Other acquisition accounting amortization		682		682
Loss on decommissioned satellites		472		472
Adjusted EBITDA	$	(18,000)	$	(13,000)

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